POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Johnson and John Schmitz, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ John D. Johnson	Chief Executive Officer	November 5, 2003
(principal executive officer)
John D. Johnson

/s/ John Schmitz	Executive Vice President &	November 5, 2003
Chief Financial Officer
John Schmitz	(principal financial officer)

/s/ Michael Toelle	Chairman of the Board	November 5, 2003

Michael Toelle

/s/ Bruce Anderson	Director	November 5, 2003

Bruce Anderson

/s/ Robert Bass	Director	November 5, 2003

Robert Bass

/s/ David Bielenberg	Director	November 5, 2003

David Bielenberg

/s/ Dennis Carlson	Director	November 5, 2003

Dennis Carlson

/s/ Curt Eischens	Director	November 5, 2003

Curt Eischens

/s/ Robert Elliott	Director	November 5, 2003

Robert Elliott

/s/ Robert Grabarski	Director	November 5, 2003

Robert Grabarski

/s/Jerry Hasnedl	Director	November 5, 2003

Jerry Hasnedl

/s/ Glen Keppy	Director	November 5, 2003

Glen Keppy

/s/ James Kile	Director	November 5, 2003

James Kile

/s/ Randy Knecht	Director	November 5, 2003

Randy Knecht

/s/ Leonard Larsen	Director	November 5, 2003

Leonard Larsen

/s/ Richard Owen	Director	November 5, 2003

Richard Owen

/s/ Duane Stenzel	Director	November 5, 2003

Duane Stenzel

/s/ Merlin Van Walleghen	Director	November 5, 2003

Merlin Van Walleghen

/s/ Elroy Webster	Director	November 5, 2003

Elroy Webster